Exhibit 99.1

Ocean Power Technologies, Inc.

Announces Fourth Quarter and Full Year Fiscal 2024 Results

Significant Improvement in Revenue and Gross Margin

MONROE TOWNSHIP, N.J., July 25, 2024 (GLOBE NEWSWIRE) – Ocean Power Technologies, Inc. (“OPT” or “the Company”) (NYSE American: OPTT), today announced financial results for its fiscal fourth quarter (“4Q24”) and full-year ended April 30, 2024 (“FY24”). Highlights include:

4Q24 and RECENT HIGHLIGHTS

●	Backlog at April 30, 2024 is $4.9 million, a 25% increase over the prior year.
●	Pipeline at April 30, 2024 stood at $71.6 million
●	In July 2024 we announced a contract for immediate delivery of a PowerBuoy equipped with Merrows, our Artificial Intelligence capable Maritime Domain Awareness Solution, in the Midde East. This order follows our previous announcement of the customer’s selection of OPT as a preferred supplier for Merrows equipped buoys in the region. This shipment for a solar and wind powered system highlights our ability to service almost all marine environments across the globe.
●	In June 2024 we announced the signing of an Original Equipment Manufacturer agreement with Teledyne Marine, a key supplier of maritime technology inclusive of connectors, instruments, and vehicles. This strategic partnership will enhance OPT’s product offerings and drive innovation within the industry providing customers with a turnkey system. Joining forces with Teledyne allows us to leverage Teledyne’s best-in-class offerings to deliver superior sensor and ocean technology products to our customers. We believe this partnership further accelerates our growth and enables an additional revenue stream.
●	In April 2024 we announced a strategic alliance with Red Cat Holdings, Inc., a leading aerial drone technology firm specializing in the integration of robotic hardware and software across military, government, and commercial sectors. This collaboration signifies a material step forward in enhancing maritime domain awareness capabilities for air, sea, and subsea defense and security missions. Through this relationship, OPT’s PowerBuoy and WAM-V platforms will be integrated with Red Cat’s Drones, facilitating a new era of autonomous vehicle deployment. By combining our sustainable, ocean-powered solutions with Red Cat’s advanced drone technology, we believe we are setting a new standard for naval and border protection operations.
●	Also in April 2024, we signed a teaming agreement with a major international defense contractor to provide our Merrows suite of solutions with a focus on certain geographic regions. Under the terms of the agreement, the defense contractor will have exclusive rights to provide OPT’s MDAS solution within certain international geographic regions. Leveraging OPT’s cutting-edge technology alongside the international contractor’s extensive expertise in defense, homeland security, and commercial programs, the collaboration should strengthen the contractor’s capabilities in maritime security and surveillance. This collaboration underscores the opportunity and our commitment to enhancing maritime security globally and positions us to achieve remarkable advancements in this field.

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FY24 and OTHER HIGHLIGHTS

●	Revenues for FY24 increased 102% to $5.5 million, over FY23.
●	Gross profit for FY24 was 51% and $2.8 million, as compared to 9% and $0.2 million in FY23.
●	We recently partnered with Unique Group, a UAE headquartered global innovator in subsea technologies and engineering, to collaborate to deploy OPT’s WAM-V’s in the UAE and other countries in the Gulf Collaboration Council (“GCC”) region. Integrating OPT’s commercially available vehicles with Unique’s leading position in the offshore energy industry in the UAE should accelerate the adoption of USVs in the region. Working with Unique Group should further accelerate our efforts to deploy USVs globally. The GCC in general, and the UAE specifically, are rapidly becoming a major focus area for us as we continue our growth in both the defense and security, and offshore energy industries.
●	Back home in the USA, we signed a reseller agreement with Survey Equipment Services, Inc. (SES), a specialist in the supply of Marine Survey and Navigation equipment. The agreement focuses on the provision of OPT’s WAM-Vs domestically. This agreement allows us to leverage SES’s offering of survey and navigation equipment and deploy WAM-V’s to SES’s customer base. This partnership further accelerates our growth and enables additional revenue stream.
●	Most recently, we entered into a Memorandum of Understanding with AltaSea at the Port of Los Angeles. The joint aim is to explore exciting opportunities within the Blue Economy and partnering with AltaSea provides additional opportunities for staging our renewable energy PowerBuoys and WAM-V unmanned surface vehicles for projects in the Pacific Ocean.
●	In February 2024, we received multiple orders for fully integrated WAM-V Unmanned Surface Vehicles (USVs) from clients in Latin America, highlighting the wide-ranging capabilities and applications of the WAM-V USVs and the opportunities for growth in this region.
●	In November 2023 we announced that we had substantially completed our research and development phase and are now primarily focused on commercial activities. This pivot to commercial activities has enabled a reduction and reallocation of headcount and a material reduction in third-party expenditures. As a result, the majority of OPT’s employees are now dedicated to customer delivery. We expect that recent meaningful contract wins, the growth in our commercial pipeline, and the corresponding savings will enable us to reach profitability during the second half of calendar year 2025.
●	During the first quarter of fiscal 2024 we announced a groundbreaking milestone: the successful demonstration of the WAM-V attaching itself remotely to a buoy and establishing a connection that will enable charging, exemplifying OPT’s advanced autonomous capabilities. This paves the way for a future where autonomous vessels can operate for extended durations, opening doors to various applications within the maritime domain

Management Commentary – Dr. Philipp Stratmann, OPT’s President and Chief Executive Officer

“Fiscal 2024 was a landmark year for OPT, resulting in significant increases in pipeline, backlog, revenue, and gross margin. As a result of the foundation and opportunities achieved during fiscal 2024, we remain on track to achieve our previously stated goal of attaining profitability during the second half of calendar 2025. Moving forward, we plan to leverage these opportunities to increase our market presence, expand our geographical focus, and improve operational efficiencies. We are confident that these efforts will drive sustainable growth and create long-term value for our shareholders.”

4Q24 FINANCIALS

●	Revenues for the 4Q23 were $1.6 million, 60% growth over 4Q23 revenues.
●	Operating expenses were $7.6 million in the 4Q24, down from $8.8 million in Q423
●	Net loss was $6.7 million for 4Q24, as compared to a net loss of $9.5 million for 4Q23

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FY24 FINANCIALS

●	Revenues for FY24 increased to $5.5 million, a 102% increase over FY23 revenue of $2.7 million.
●	Gross profit for FY24 was $2.8 million, as compared to a gross profit of $0.2 million for FY23.
●	Operating expenses were $32.2 million in FY24, as compared to $28.3 million in FY23. FY24 included extraordinary expenses of $3.9 million.
●	Net loss was $27.5 million for FY24, as compared to a net loss of $26.3 million for FY23
●	Backlog was $4.9 million as of April 30, 2024 as compared to $4.0 million at April 30, 2023. Our backlog includes unfilled firm written orders for our products and services from commercial or governmental customers, which we call orders. We believe the disclosure of orders is a useful metric for investors, as it helps support our future revenue expectations and adds validity to our strategic growth plan. Company management uses orders as a tool to manage expected growth, budget and cash requirements, and to monitor the success of our sales and marketing efforts. If any of our orders were to be terminated, delayed or revised downward, our orders and our backlog would be reduced by the expected value of the remaining terms of such contract.

Balance Sheet:

●	Combined cash, unrestricted cash, cash equivalents and short-term investments as of April 30, 2024, was $3.3 million, which compares to $34.9 million at the beginning of the fiscal year.
●	The Company continues to have no bank debt as of April 30, 2024.
●	Net cash used in operating activities for FY24 was approximately $29.8 million, compared to $21.7 million FY23.

Introduction of Fiscal 2025 Annual Guidance

The Company is also introducing the following select guidance for full-year fiscal 2024:

a.	Contracted orders for FY25 are expected to be approximately $12.5 million. This represents growth of almost 2x over FY24.

The Company’s anticipated order growth will be driven primarily by the continued ramp in its DaaS line, WAM-V sales and leases.

Conference Call & Webcast

As previously announced, a conference call to discuss OPT’s financial results will be held tomorrow morning, Friday, July 26, 2024, at 9:00 a.m. Eastern time. Philipp Stratmann, CEO, and Bob Powers, CFO will host the call.

a.	The dial-in numbers for the conference call are 877-407-8291 or 201-689-8345.

a.	Live webcast: Link to 4Q23 Webcast for OPT

a.	Call Replay: Will be available by telephone approximately two hours after the call’s completion until August 26, 2024. You may access the replay by dialing 877-660-6853 from the U.S. or 201-612-7415 for international callers and using the Conference ID 1374 7852.

a.	Webcast Replay: The archived webcast will also be available on the OPT investor relations section of its website.

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About Ocean Power Technologies

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® autonomous surface vessels (ASVs) and marine robotics services. The Company’s headquarters is located in Monroe Township, New Jersey and has an additional office in Richmond, California. To learn more, visit www.OceanPowerTechnologies.com.

Non-GAAP Measures: Pipeline

Pipeline is not a term recognized under United States generally accepted accounting principles; however, it is a common measurement used in our industry. Our methodology for determining pipeline may not be comparable to the methodologies used by other companies. Pipeline is a representation of the journey potential customers take from the moment they become aware of our products and service to the moment they become a paying customer. The sales pipeline is divided into a series of phases, each representing a different milestone in the customer journey. It is a tool we use to track sales progress, identify potential roadblocks, and make data-driven decisions to improve our sales performance. Revenue estimates derived from our pipeline can be subject to change due to project accelerations, cancellations or delays due to various factors. These factors can also cause revenue amounts to be realized in periods and at levels different than originally projected.

Forward-Looking Statements

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties.. Except as may be required by applicable law, the Company undertakes no, and expressly disclaims any, obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, circumstances or otherwise after the date of this press release, and you are cautioned not to rely upon them unduly,

Financial Tables Follow

Additional information may be found in the Company’s Annual Report on Form 10-K that will be filed with the U.S. Securities and Exchange Commission. The Form 10-K is accessible at www.sec.gov or the Investor Relations section of the Company’s website (www.OceanPowerTechnologies.com/investor-relations).

Contact Information

Investors: 609-730-0400 x401 or InvestorRelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com

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Ocean Power Technologies, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands, except share data)

	April 30, 2024	April 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$3,151	$6,883
Short-term investments	—	27,790
Restricted cash, short-term	—	65
Accounts receivable	796	745
Contract assets	18	152
Inventory	4,831	1,044
Other current assets	1,747	994
Total current assets	$10,543	$37,673
Property and equipment, net	3,443	1,280
Intangibles, net	3,622	3,978
Right-of-use assets, net	2,405	1,751
Restricted cash, long-term	154	155
Goodwill	8,537	8,537
Total assets	$28,704	$53,374
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,366	$952
Earn out payable	1,130	1,500
Accrued expenses	1,787	2,346
Contract liabilities	302	1,378
Right-of-use liabilities, current portion	774	529
Contingent liabilities, current portion	—	1,202
Total current liabilities	$7,359	$7,907
Deferred tax liability	203	203
Right-of-use liabilities, less current portion	1,798	1,311
Total liabilities	$9,360	$9,421
Commitments and contingencies (Note 15)
Shareholders’ Equity:
Preferred stock, $0.001 par value; authorized 5,000,000 shares, none issued or outstanding	$—	$—
Common stock, $0.001 par value; authorized 100,000,000 shares, issued 61,352,731 and 56,304,642 shares, respectively, and outstanding 61,264,714 and 56,263,728 shares, respectively	61	56
Treasury stock, at cost; 88,017 and 40,914 shares, respectively	(369)	(355)
Additional paid-in capital	327,276	324,393
Accumulated deficit	(307,579)	(280,096)
Accumulated other comprehensive loss	(45)	(45)
Total shareholders’ equity	19,344	43,953
Total liabilities and shareholders’ equity	$28,704	$53,374

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Ocean Power Technologies, Inc. and Subsidiaries

Consolidated Statements of Operations

(in thousands, except per share data)

	Fiscal year ended April 30,
	2024	2023
Revenue	$5,525	$2,732
Cost of revenue	2,699	2,496
Gross profit	2,826	236
Loss/(Gain) from change in fair value of consideration	(72)	1,112
Operating expenses	32,229	28,340
Total operating expenses	32,157	29,452
Operating loss	$(29,331)	$(29,216)
Interest income, net	800	902
Other income, employee retention credit	—	1,251
Other income, proceeds from insurance claim	—	458
Other income	2	—
Loss on disposition of assets (Note 7)	(210)	—
Foreign exchange gain	2	1
Loss before income taxes	$(28,737)	$(26,604)
Income tax benefit	1,254	278
Net loss	$(27,483)	$(26,326)
Basic and diluted net loss per share	$(0.47)	$(0.47)
Weighted average shares used to compute basic and diluted net loss per share	59,031,736	55,998,543

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OCEAN POWER TECHNOLOGIES, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

	Fiscal year ended April 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(27,483)	$(26,326)
Adjustments to reconcile net loss to net cash used in operating activities:
Foreign exchange gain	(2)	(1)
Depreciation of fixed assets	420	183
Amortization of intangible assets	148	158
Amortization of right-of-use assets	593	296
(Accretion of discount)/amortization of premium on investments	(290)	113
Change in contingent consideration liability	(72)	1,112
Loss on disposal of assets	210	—
Stock based compensation	1,155	1,461
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(51)	(262)
Contract assets	134	234
Inventory	(3,787)	(602)
Other assets	(753)	(527)
Accounts payable	2,414	47
Accrued expenses	(309)	1,469
Earn out payable	(500)	—
Right-of-use liabilities	(514)	(311)
Contract liabilities	(1,076)	1,249
Net cash used in operating activities	$(29,763)	$(21,707)
Cash flows from investing activities:
Redemptions of short term investments	$35,975	$64,923
Purchases of short term investments	(7,894)	(43,442)
Purchases of property and equipment	(2,585)	(648)
Leased WAM-Vs built and capitalized	—	(371)
Net cash provided by investing activities	$25,496	$20,462
Cash flows from financing activities:
Proceeds from issuance of common stock - Cantor At The Market offering, net of issuance costs	$29	$—
Proceeds from issuance of common stock - AGP At The Market offering, net of issuance costs	454	—
Cash paid for tax withholding related to shares withheld	(14)	(14)
Net cash provided by/(used in) financing activities	$469	$(14)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	$—	$—
Net decrease in cash, cash equivalents and restricted cash	$(3,798)	$(1,259)
Cash, cash equivalents and restricted cash, beginning of year	7,103	$8,362
Cash, cash equivalents and restricted cash, end of year	$3,305	$7,103

Supplemental disclosure of noncash investing and financing activities:
Common stock issued related to bonus and earnout payments	$1,250	$—
Operating right of use asset obtained in exchange for operating lease liability	$1,247	$1,296

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